Exhibit 10.15

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 3

to

PRODUCT DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT

This Amendment No. 3 (“Amendment No. 3”) to that certain PRODUCT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT entered into and made effective as of the 22nd day of August, 2006, and as amended by Amendment No. 1 effective as of the 30th day of September, 2007, and by Amendment No. 2 effective as of the 6th day of October, 2008 (the “Agreement”), by and between ChemoCentryx, Inc., a Delaware corporation having its principal place of business at 850 Maude Avenue, Mountain View, CA 94043 (“ChemoCentryx”), and Glaxo Group Limited, a company existing under the laws of England and Wales, having its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (referred to herein as “GSK”), collectively, the “Parties”, is hereby entered into by the Parties with an Amendment No. 3 effective date of August 22nd, 2009 (the “Amendment No. 3 Effective Date”).

WHEREAS, ChemoCentryx has been conducting research under the Agreement during the Research Term to identify Development Candidates for each of four (4) different Collaboration Targets, pursuant to a Research Plan;

WHEREAS, the Research Term is scheduled to expire on August 22, 2009, and GSK did not exercise its right to extend the Research Term by one (1) year by February 22, 2009, as set forth in Section 3.1.1 of the Agreement; and

WHEREAS, notwithstanding the expiration of the Research Term on August 22, 2009, and notwithstanding the requirements under Section 3.1.1 for invoking a Research Term Extension, the Parties desire that ChemoCentryx continue after such expiration to conduct certain limited research activities, and that GSK continue to fund such activities, in each case under the terms and conditions herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties do hereby amend the Agreement and otherwise agree as follows:

1.        Except as amended hereby, the Agreement will remain unchanged and in full force and effect. The Agreement together with this Amendment No. 3 will be read, taken and construed as one and the same instrument. All terms used in this Amendment No. 3 but not defined herein will have the same meanings set forth for such terms in the Agreement.

2.        In Sections 1.19.2 and 1.19.2(b) of the Agreement, after “Research Term”, insert “or Additional Research Period”.

3.        Section 1.119 of the Agreement is hereby amended and restated in its entirety as follows (newly added text in bold and underlined):

1.119    “Research Program” shall mean the program of research, discovery, characterization, optimization and pre-clinical testing of Collaboration Compounds up until IND Studies to be conducted by ChemoCentryx during the Research Term and for Collaboration Target ChemR23, during the Additional Research Period, as set forth in Article 3.

4.        In Sections 2.3 and 5.1.1 of the Agreement, after “Research Term”, insert “and Additional Research Period”.

5.        Section 3.1.2 of the Agreement is hereby amended and restated in its entirety as follows (newly added text in bold and underlined):

3.1.2    Clarifications.    The Research Program shall be conducted by ChemoCentryx for each Collaboration Target throughout the duration of the Research Term and for Collaboration Target ChemR23 throughout the duration of the Additional Research Period unless earlier terminated by a decision of the JSC. The objective of the Research Program is to identify a Development Candidate and at least two (2) Backup Compounds to each Development Candidate for each Collaboration Target.

6.        The following new Section 3.1.3 is hereby added to the Agreement:

3.1.3    Additional Research Period.    Notwithstanding anything in this Agreement to the contrary, following, the expiration of the Research Term on August 22, 2009, until February 28, 2010 (the “Additional Research Period”), ChemoCentryx shall continue to conduct research under the Research Plan for Collaboration Target ChemR23 only. Prior to the expiration of the Research Term, as necessary, the JSC shall amend the Research Plan to reflect the research activities ChemoCentryx will conduct during the Additional Research Period. During the Additional Research Period, ChemoCentryx will have the responsibilities applicable to its activities under the Research Plan with respect to ChemR23 as set forth in Section 3.3.4. GSK shall provide funding for ChemoCentryx’ activities during the Additional Research Period pursuant to Section 3.11.3.

7.        Section 3.2.2 of the Agreement is hereby amended and restated in its entirety as follows (newly added text in bold and underlined):

3.2.2    If No Development Candidate Selected.    For clarity, if no Development Candidate has been selected by the JSC (or by GSK) against a certain Collaboration Target (other than ChemR23) by the end of the Research Term, or against ChemR23 by the end of the Additional Research Period, ChemoCentryx shall not be required to conduct any activities under any Early Development Program with respect to such Collaboration Target and the Collaboration Compounds directed against such Collaboration Target shall revert to ChemoCentryx subject to the other terms and conditions of this Agreement; provided, however that if at the end of the Research Term, no Collaboration Compound has been nominated by the

JSC as a Development Candidate which targets a given Collaboration Target other than CCR9 or ChemR23, or if at the end of the Additional Research Period, no Collaboration Compound has been nominated by the .ISC as a Development Candidate against ChemR23, GSK shall have the right (exercisable only once per Collaboration Target), upon the payment of the Development Candidate Selection Milestone set forth in Section 6.4.2, to nominate at its sole discretion, a Collaboration Compound as a Development Candidate against such Collaboration Target (as well as two (2) additional Collaboration Compounds against such Collaboration Target to be deemed as Back-up Compounds thereto), such nominated Collaboration Compound to be deemed a Development Candidate (and thus, with its Back-up Compounds, Progressed Compounds) for all purposes under this Agreement, whereupon an Early Development Program for such Development Candidate for the relevant Collaboration Target shall be prepared and conducted by ChemoCentryx as provided in Section 3.2.1 and in accordance with the relevant provisions of this Agreement.

8.        The third sentence of Section 3.6.2 of the Agreement is hereby amended and restated in its entirety as follows (newly added text in bold and underlined):

In the event that no proposed Development Candidate with respect to a given Collaboration Target (other than ChemR23) has been approved by the JSC as described above by the end of the Research Term or, with respect to ChemR23, by the end of the Additional Research Period, the Parties shall proceed in accordance with Section 3.2.2 with respect to such Collaboration Target.

9.        The following new Section 3.11.3 is hereby added to the Agreement:

3.11.3 Funding for Additional Research Period.    GSK will support ChemoCentryx’ efforts under the Research Plan during the Additional Research Period by paying ChemoCentryx two (2) research funding payments, each in the amount of [***] Dollars ($[***]), as provided in and subject to the adjustment described in this Section 3.11.3. On or before each of September 1, 2009 and December 1, 2009, ChemoCentryx shall submit to GSK an invoice for such amount, and GSK shall pay each such invoice within thirty (30) days of receipt of the invoice. Within thirty (30) days after the end of the Additional Research Period, ChemoCentryx shall submit to GSK a statement setting forth the actual FTE costs (based on the number of FTEs that actually worked on the Research Plan during the Additional Research Period, multiplied by the [***] in effect when such costs were incurred) and other reasonable out-of-pocket expenses incurred by ChemoCentryx in performing the Research Plan during the Additional Research Period (all such costs and expenses, the “Additional Research Cost”), as supported by written documentation. If the Additional Research Cost is less than [***] Dollars ($[***]) and GSK has paid the invoices described above in this Section 3.11.3, then ChemoCentryx shall pay GSK an amount equal to the difference between [***] Dollars ($[***]) and the Additional Research Cost, within thirty (30) days after the end of the Additional Research Period. If the Additional Research Cost exceeds [***] Dollars ($[***]), then no further payments shall be due from GSK to ChemoCentryx under this Section 3.11.3 beyond the invoices described above.

***    Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

10.        For the avoidance of doubt, this Amendment No. 3 shall have no effect on the Research Term, which shall expire on August 22, 2009, or on the time periods in Article 7 of the Agreement that are measured in terms of and/or with reference to the Research Term and/or its expiration date.

11.        The first sentence of Section 9.6 of the Agreement is hereby amended and restated in its entirety as follows (newly added text in bold and underlined):

Neither Party or its Affiliates shall publish or publicly disclose the results of any of the research and/or development activities conducted under the Research Program or under any Early Development Program, without the prior written consent of the other Party, except that after the end of the Additional Research Period with respect to ChemR23, and after the end of the Research Term with respect to all other Collaboration Targets, the foregoing shall not apply to ChemoCentryx for results that do not relate to any Collaboration Compounds, or to GSK for results that relate directly to any of the Product Candidates or Licensed Products.

12.        All other provisions of the Agreement will remain unchanged and remain in full force and effect. This Amendment No. 3 may be executed in counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, each of the Parties has caused this Amendment No. 3 to be duly executed by its duly authorized representatives as of the Amendment No. 3 Effective Date.

GLAXO GROUP LIMITED

By: /s/ Paul Williamson

Name: Paul Williamson

Title:	For and on behalf of Edinburgh Pharmaceutical
Industries Limited Corporate Director

CHEMOCENTRYX, INC.

By: /s/ Thomas J. Schall

Name: Thomas J. Schall

Title:	President and Chief Executive Officer

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